UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 5, 2011
ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (510) 856-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3

Item 1.01 Entry into a Material Definitive Agreement.
     On August 5, 2011 Anthera Pharmaceuticals, Inc. (the “Company”) amended the change in control agreements previously executed between the Company and Dr. Colin Hislop, its Senior Vice President, Cardiovascular Products, Dr. Debra Odink, Senior Vice President, Pharmaceutical Research and Development and Ms. Georgina Kilfoil, Senior Vice President, Development and Clinical Operations. The amendments increase the amount of severance pay, continued benefits and accelerated vesting of equity to which the named executive is entitled in the event of the termination of their employment relationship with the Company under certain circumstances following a change of control from six months to twelve, commensurate with the change of control agreements currently effective between the Company and other members of senior management. A copy of each amended agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Change in Control Agreement dated August 5, 2011 by and between the Company and Dr. Colin Hislop.

10.2	Second Amended and Restated Change in Control Agreement dated August 5, 2011 by and between the Company and Dr. Debra Odink.

10.3	Second Amended and Restated Change in Control Agreement dated August 5, 2011 by and between the Company and Ms. Georgina Kilfoil.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anthera Pharmaceuticals, Inc.
Date: August 9, 2011	By:	/s/ Christopher P. Lowe
Christopher P. Lowe
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amended and Restated Change in Control Agreement dated August 5, 2011 by and between the Company and Dr. Colin Hislop.

10.2	Second Amended and Restated Change in Control Agreement dated August 5, 2011 by and between the Company and Dr. Debra Odink.

10.3	Second Amended and Restated Change in Control Agreement dated August 5, 2011 by and between the Company and Ms. Georgina Kilfoil.